Exhibit 10.1

AMPLITUDE, INC.

SECTION 16 BONUS PLAN

1.
Purpose

This Section 16 Bonus Plan (the “Plan”) is intended to provide an incentive for superior work and to motivate eligible employees of Amplitude, Inc. (the “Company”) and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified employees. The Plan is for the benefit of Covered Employees (as defined below) during the period commencing January 1, 2023 and ending December 31, 2023 and consecutive annual performance periods thereafter (each of calendar year 2023 and such consecutive annual performance periods, a “Performance Period”).

2.
Covered Employees

The Board of Directors of the Company (the “Board”) and/or the Compensation Committee of the Board (the “Compensation Committee,” collectively, the “Administrator”) shall determine which executive officers of the Company and its subsidiaries shall be eligible to participate in the Plan for a given Performance Period (the “Covered Employees”). From time to time, the Administrator may select other employees to be eligible to receive bonuses hereunder and each such employee shall be a Covered Employee for the purposes of the Plan. Participation in the Plan is in the sole discretion of the Administrator. Accordingly, a Covered Employee who is a participant in the Plan is in no way is guaranteed or assured of being selected for participation in any subsequent Plan.

3.
Administration

The Board shall administer the Plan in all respects for Covered Employees who are Executives and, in respect of such Executives, all references to “Administrator” shall mean the Board. The Administrator shall have the sole discretion and authority to administer and interpret the Plan.

4.
Bonus Determinations
(a)
A Covered Employee may receive a bonus payment under the Plan based upon the attainment of performance objectives which are established by the Administrator (the “Performance Goals”), which may be based on corporate, individual or team Performance Goals. The specific Performance Goals, and their weighting (to the extent applicable), for each Covered Employee shall be determined by the Administrator during the first quarter of the applicable Performance Period. From time to time, the Administrator may establish additional Performance Goals or revise existing Performance Goals, in its sole discretion, during a given Performance Period.
(b)
The amount of bonus that can be earned by any Covered Employee during the Performance Period shall be based on the Covered Employee’s target bonus percentage (“Target

Bonus Percentage”), which shall be established by the Administrator and expressed as a percentage of the Covered Employee’s base salary.
(c)
As soon as administratively practicable following the end of the applicable Performance Period, the Administrator shall determine the achievement level of each Performance Goal for the full Performance Period. The amount to be paid to each Covered Employee (the “Bonus Payment”) shall be established by the Administrator; provided that if the Administrator does not specify, it shall be determined as the sum of the amount calculated for each Performance Goal by multiplying (1) the Achievement Level Factor (as defined below) times (2) the weighting for such Performance Goal (to the extent applicable) times (3) the Target Bonus Percentage for the Covered Employee times (4) the Covered Employee’s annual base salary. For the purposes of the Plan, “Achievement Level Factor” shall mean the actual achievement of the applicable Performance Goal, expressed as a percentage, as determined by the Administrator, in its sole discretion.
(d)
The Bonus Payment earned, if any, for an individual who became a Covered Employee after the commencement of the Performance Period shall be pro-rated based on such Covered Employee’s actual employment with the Company during the Performance Period.
(e)
Payment of bonuses to Covered Employees shall be made as soon as practicable after the Administrator certifies the actual Bonus Payment amounts and achievement of the related Performance Goals, as determined by the Administrator after the end of the Performance Period, but in any event on or before March 15th of the year following the end of the applicable Performance Period.
(f)
Subject to applicable law, the payment of a bonus to a Covered Employee with respect to the Performance Period shall be conditioned upon the Covered Employee’s employment by the Company through the actual date of payment of for any Bonus Payment; provided, however, that the Administrator may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Employee’s termination of employment, retirement, death or disability. For the avoidance of doubt, in the event a Covered Employee ceases to be an employee for any reason on or before the actual date of payment for any Bonus Payment, such Covered Employee will no longer be eligible for any bonus under the Plan.
(g)
For the avoidance of doubt and unless otherwise determined by the Administrator, Covered Employees not on the Company’s, or the applicable subsidiary’s, payroll on or before the start of the fourth quarter of the applicable Performance Period will not be bonus eligible in that Plan year.
(h)
Subject to Section 2(b) hereof, the Administrator may, in its sole discretion and at any time, (i) pay bonuses (including, without limitation, discretionary bonuses) to Covered Employees under the Plan based upon such other terms and conditions as the Administrator may in its discretion determine, (ii) increase, reduce or eliminate any bonus otherwise payable under the Plan and/or (iii) establish or modify Performance Periods. The Administrator may determine the amount of any reduction on the basis of such factors as it deems relevant, and shall not be required to establish any allocation or weighting with respect to the factors it considers.

5.
Amendment and Termination

The Company reserves the right to amend or terminate the Plan at any time in its sole discretion.

6.
Tax Withholding

The Company shall withhold all applicable taxes from any bonus payment made under the Plan, including any federal, state and local taxes (including, but not limited to, FICA and SDI obligations).

7.
No Effect on Employment or Service

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its affiliates to terminate any Covered Employee’s employment or service at any time, with or without cause. Except as may otherwise be provided by a binding written agreement entered into between the Company and any Covered Employee, a Covered Employee’s employment with the Company and its affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a performance period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Covered Employee.

8.
Term of Plan

The Plan shall become effective as of January 1, 2023, and it shall remain in effect until all payments with respect to the applicable Performance Period have been made.

9.
Unfunded Obligations

The rights of Covered Employees under the Plan shall be unfunded and unsecured. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. Neither the Company nor any subsidiary shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the Plan.

10.
Rights Not Transferable

No rights of any Covered Employee to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

11.
Governing Law

The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware (without regard to principles of conflicts of law).

12.
Section 409A

It is intended that the payments under this Plan comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after January 1, 2023. Accordingly, to the maximum extent permitted, this Plan shall be interpreted to be in compliance with Section 409A and any payment hereunder shall be made in compliance with or pursuant to an exemption from Section 409A.